Exhibit 10.9

DOLLAR GENERAL CORPORATION

CDP/SERP PLAN DOCUMENT

ARTICLE I

Purpose and Adoption of Plans

1.1

“Introduction” Dollar General Corporation (the “Company”) previously established and maintained the Dollar General Corporation Supplemental Executive Retirement Plan (the “SERP”) and the Dollar General Corporation Compensation Deferral Plan (the “CDP”) as separate plans.  Effective as of January 1, 2000, the Company amended, restated, and consolidated the SERP and CDP plans, so that such plans were combined into one plan with one master plan document.  Effective as of January 1, 2003, the Company hereby amends and restates the master plan document.   The separate provisions of both the SERP and CDP are contained in this one plan document as separate portions of the combined plan document.  Nevertheless, the terms of the SERP and CDP portions of the Plan independently govern participation in, and benefits provided hereunder.  Accordingly, an employee may be designated for participation in one or both portions of this Plan, as determined by the terms of each portion of the Plan.

1.2

“Rights of Employees”  The rights and benefits, if any, of an Employee whose employment terminated before the effective date of this amendment and restatement shall be determined in accordance with the provisions of the Plan that were in effect on the Employee’s employment termination date.

1.3

“Purpose of SERP” The SERP is designed to permit a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and the Subsidiaries additional benefits and in such amounts as the Company shall determine in its sole discretion.  Employees who previously participated in the SERP prior to January 1, 2000 were credited with an initial benefit under the restated CDP/SERP master document equal to the present value of their benefit under the SERP as of December 31, 1999.  Such present value of each Participant’s SERP benefit was credited to that Participant’s SERP Account described in Section 2.1 hereof as of January 1, 2000.

1.4

“Purpose of CDP” The CDP is designed to permit a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Company and the Subsidiaries to elect to defer a portion of their compensation until their death, disability, retirement or termination of employment with the Company or the Subsidiaries.  The CDP also provides additional benefits, in the form of CDP Company Matching Credits and CDP Company Discretionary Credits, that are, or may be, credited pursuant to Article V.

ARTICLE II

Definitions

For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context.  The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.

2.1

“Accounts” shall mean the accounts established and maintained by the Plan Committee for bookkeeping purposes to reflect the interest of a Participant in the SERP and/or CDP portions of the Plan, as described below.  The Accounts shall be bookkeeping entries only and shall be utilized solely as devices for the measurement and determination of the amounts to be paid to a Participant or Beneficiary under the Plan.

(a)

CDP Accounts shall consist of a CDP Participant’s Company Match Account, Discretionary Credit Account, and Optional Deferral Account.

(b)

SERP Account shall mean the account established to reflect the interest of a SERP Participant in SERP benefits that may be payable under this Plan.

2.2

“Base Pay” shall mean with respect to each CDP Participant, the Participant’s base wages or salary determined prior to any deferrals under Article IV hereof and determined without regard to any qualified plan limits under Code Section 401(a)(17), exclusive of bonuses or other amounts paid in excess of the Participant’s stated base wages or salary, but inclusive of amounts deferred as Elective Deferrals under the Dollar General Corporation 401(k) Savings and Retirement Plan and any amounts contributed on a pre-tax basis under a cafeteria plan maintained by the Company under Code Section 125, all as determined in the sole discretion of the Plan Committee or its delegate.

2.3

“Beneficiary” shall mean any person, estate, trust or organization entitled to receive any payment under the Plan upon the death of a Participant.  The Participant shall designate his beneficiary on a form provided by the Plan Committee.

2.4

“Board” shall mean the Board of Directors of the Company.

2.5

“Change in Control” means the happening of any of the following:

(a)

any person or entity, other than the Company, a wholly-owned subsidiary of the Company, or a benefit plan for employees of the Company or any trustee, agent or other fiduciary for any such plan acting in such person’s capacity as such fiduciary, becoming the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities that may be cast for the election of directors;

(b)

in connection with a cash tender, exchange offer, merger or other business combination, sale of assets or contested election, less than a majority of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors being held in aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(c)

during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board ceasing to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of the period.

2.6

“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7

“Company” shall mean Dollar General Corporation, a Tennessee corporation with principal offices at Goodlettsville, Tennessee.

2.8

“Company Match Account” shall mean a CDP Account that is maintained to reflect any CDP Company Matching Credits credited on a CDP Participant’s behalf pursuant to Article V.

2.9

“Deferral Election” shall mean a CDP Participant’s written election under the CDP to defer a portion of his Base Pay and/or his bonus pursuant to Article IV.

2.10

“Discretionary Credit Account” shall mean a CDP Account that is maintained to reflect any CDP Company Discretionary Credits credited on a CDP Participant’s behalf pursuant to Article V (including amounts attributable to the Automatic Contribution Account for periods prior to January 1, 2003).

2.11

“Effective Date” shall mean the January 1 next following or coinciding with the date on which an Employee is designated by the Plan Committee as eligible for participation in the CDP or SERP, as provided by the terms of each plan.

2.12

“Eligible SERP Compensation” shall mean a SERP Participant’s base wages or salary and bonuses, determined prior to any CDP deferrals under Article IV, and inclusive of amounts deferred as Elective Deferrals under the Dollar General Corporation 401(k) Savings and Retirement Plan and any amounts contributed on a pre-tax basis under a cafeteria plan maintained by the Company under Code Section 125, all as determined in the sole discretion of the Plan Committee or its delegate.

2.13

“Employee” shall mean any common law employee who is actively employed by the Company.  For this purpose, an Employee receiving severance pay shall not be considered “actively employed” by the Company. If an individual is not considered to be an "Employee" of the Company in accordance with this Section for a Plan Year, a subsequent determination by the Company, any governmental agency or court that the individual is a common law employee of the Company, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

2.14

“Enrollment Date” shall mean January 1 of each Plan Year.

2.15

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.16

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17

“Investment Request” shall mean a Participant’s written request to have his Accounts deemed to be invested pursuant to Article VII.

2.18

“Leave of Absence” shall mean a Participant’s leave of absence from his employment on account of military service, Total and Permanent Disability, or any other reason and which is authorized, in writing, by the Company.

2.19

“Optional Deferral Account” shall mean a CDP Account that is maintained to reflect a CDP Participant’s elective deferrals, and earnings thereon, made pursuant to Article IV.

2.20

“Participant” shall have the following meanings, depending upon whether participation is in the CDP or the SERP:

(a)

for purposes of the CDP, a “CDP Participant” shall mean an Employee or former Employee who meets all of the conditions of eligibility under Section 3.2 and who participates in the CDP portion of the Plan in accordance with Article IV.

(b)

for purposes of the SERP, a “SERP Participant” shall mean an Employee or former Employee who meets all of the conditions of eligibility under Section 3.1 and who participates in the SERP portion of the Plan.

2.21

“Plan” shall mean this Dollar General Corporation CDP/SERP Plan, as reflected in this Plan document.

2.22

“Plan Committee” shall mean the Compensation Committee of the Board or another committee that is appointed by the Compensation Committee to serve as the Plan Committee, subject to the provisions of Section 10.1.

2.23

“Plan Year” shall mean the twelve (12) consecutive month period commencing each January 1st and ending on the last day of December next following.

2.24

“Retirement Eligibility” shall mean, with respect to a Participant, the earlier of the Participant’s attainment of age 50 or the date such Participant is credited with ten (10) Years of Service under this Plan.

2.25

“SERP Company Credit” shall mean amounts credited to a SERP Participant’s Account under Article V of the Plan.

2.26

“Subsidiary” shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

2.27

“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of continuous and indefinite duration, as evidenced by qualification for disability income benefits under the federal Social Security system.

2.28

“Year of Service” shall mean each one-year period of time, including time before a Participant’s Effective Date, commencing on the date on which the Participant was first employed by the Company or a Subsidiary and each anniversary thereof during which the Participant was an Employee of the Company or a Subsidiary or on a Leave of Absence for the entire year.  The Plan Committee, in its discretion, shall develop policies and procedures to determine Years of Service for purposes of this Plan and that address the determination of Years of Service for Participants who terminate employment and are later rehired by the Company or a Subsidiary.

ARTICLE III

Eligibility

3.1

“SERP Eligibility Rules” The Plan Committee shall establish, and amend as necessary, rules to determine which individuals or groups of employees shall be eligible to participate in the SERP.

3.2

“CDP Eligibility Rules”  The Plan Committee shall establish, and amend as necessary, rules to determine which individuals or groups of employees shall be eligible to participate in the CDP.

ARTICLE IV

Deferral of Compensation under CDP

4.1

“Compensation Which May Be Deferred”

(a)

Subject to Section 4.1(b), a CDP Participant may elect to defer amounts under this Plan as follows:

(i)

A CDP Participant who has elected to make the maximum pre-tax elective deferral, as permitted under the Dollar General Corporation 401(k) Savings and Retirement Plan may elect to defer from his Base Pay otherwise payable to him during each payroll period after his Effective Date any whole percentage from 1% to 65% of his Base Pay. The amount of any elective deferral made under this Section 4.1(a) shall be credited to a CDP Participant’s Optional Deferral Account; and

(ii)

A CDP Participant may elect to defer from any bonus otherwise payable to him by the Company any whole percentage from 1% to 100% of such bonus.  The amount of any elective deferral under this Section 4.1(b) shall be credited to a CDP Participant’s Optional Deferral Account.  The Plan Committee shall determine, in its sole discretion, the bonus type that is eligible for deferrals under this Plan.

(b)

Notwithstanding the provisions of Section 4.1(a), the Plan Committee or its delegate may establish lower deferral limits for any CDP Participant (or Participants) as it deems necessary or advisable from time to time.  Any affected CDP Participants will be notified of such lower deferral limits by the Plan Committee (or its delegate).

4.2

“Establishment of Optional Deferral Account” An Optional Deferral Account shall be established for each CDP Participant by the Plan Committee as of the Effective Date of such Participant’s initial Deferral Election.  The Participant’s Optional Deferral Account shall be credited at least monthly with amounts that a CDP Participant has deferred under Section 4.1.

4.3

“Deferral Election Form” A CDP Participant shall complete a Deferral Election form, which shall be made in writing on a form prescribed by the Plan Committee.  The initial Deferral Election form shall state:

(a)

That the CDP Participant wishes to make an election to defer the receipt of a portion of his Base Pay and/or bonus pay;

(b)

The percentage of such elective deferral, consistent with the provisions of Section 4.1;

(c)

Subject to the provisions of Article VIII, the form of any distribution from the Plan;

(d)

That the deferral is to termination of employment or a specified date no sooner than 5 years after the end of the year in which amounts are deferred (provided, however, that upon the Participant’s termination of employment, for any reason, death, or Total and Permanent Disability, all amounts deferred to a date certain are accelerated and paid as provided in Article VIII); and

(e)

Such other information that the Plan Committee, in its discretion determines to be necessary or advisable to administer deferral elections hereunder.

4.4

“Making and Modifying Deferral Elections”  The Deferral Election form of a new CDP Participant shall be made by a signed written notice, in a form acceptable to the Plan Committee, that is delivered to the Plan Committee no later than thirty (30) days after the CDP Participant’s Effective Date.  A CDP Participant shall complete a Deferral Election form annually thereafter at a date established by the Plan Committee, but no later than the first day of the Plan Year to which such election relates, unless the Plan Committee in its sole discretion waives the requirement for an annual election form.  A CDP Participant who desires to modify or revoke a Deferral Election for a subsequent Plan Year must provide the Plan Committee with a signed written notice no later than such date as the Plan Committee may determine in its sole discretion, but not later than the day immediately prior to the first day of the Plan Year to which such modification or revocation relates.  Subject to the provisions of this Section 4.4, any modification or revocation shall be effective on the first day of the Plan Year to which such modification or revocation relates.    The termination of participation in the CDP shall not affect amounts previously deferred by the CDP Participant under the Plan.

4.5

“In-Service Distributions and Election Form Procedures”  A CDP Participant may elect to receive an in-service lump sum distribution of amounts credited to his CDP Accounts, provided that the date of distribution is a date that is no sooner than 5 years after the end of the year in which amounts are deferred.  Notwithstanding anything to the contrary, any amounts deferred to a date certain pursuant to this Section 4.5 shall be accelerated and paid as soon as practicable after the Participant’s termination of employment, death or Total and Permanent Disability, subject to the further provisions of Article VIII.  A SERP Participant may not elect to receive an in-service distribution of vested amounts credited to his SERP Account after attainment of Retirement Eligibility; any vested amounts credited to a Participant’s SERP Account are only distributable after the Participant’s termination of employment, death or Total and Permanent Disability.  If a CDP Participant elects an in-service distribution, payment of benefits shall generally be made in the form of a lump sum distribution.  With the approval of the Plan Committee, a CDP Participant may amend the timing of his in-service benefit distribution date while actively employed by the Company or a Subsidiary.  Any such amendment must be made on a signed written form that is acceptable to the Plan Committee and must be provided to the Plan Committee not earlier that the 395th day nor later than the 365th day before the CDP Participant’s in-service distribution date as stated on the Participant’s most recent validly completed election form.  A CDP Participant that completes an amendment to his in-service benefit distribution date in accordance with this Section 4.5 may defer distribution of his Accounts to a date after the date selected in his most recent validly completed form or until his termination of employment, attainment of Retirement Eligibility, or Total and Permanent Disability.  A CDP Participant may only complete one amendment with respect to his in-service benefit distribution date, unless the Plan Committee in its sole discretion waives this rule with respect to the CDP Participant.  A CDP Participant may not elect to have distributions paid to him prior to termination of employment in any form of distribution other than a single lump sum payment at the elected date of distribution.

4.6

“Amending the Deferral Election to Change Form of Distribution at Retirement or Termination of Service” A Participant may change the form of the distribution of his entire Account (including the CDP and SERP portions of the Plan) otherwise to be made at retirement or termination of employment by submitting an amended Deferral Election on a form acceptable to the Plan Committee, which modified Deferral Election form is received by the Plan Committee at least 365 days before the Participant’s actual retirement or termination of employment.  Any such amended Deferral Election shall apply to all deferrals from all prior years which are payable at the Participant’s retirement or termination of employment.  If such amended form is not received by the Plan Committee at least 365 days before the Participant’s actual retirement or termination of employment, the last validly completed Deferral Election form shall be binding on such Participant.  The Plan Committee shall establish such procedures as are necessary or desirable to effectuate such change in distribution form elections, including the ability for Participants to make separate distribution elections (or modifications of such elections) with respect to their CDP Accounts and SERP Accounts.

ARTICLE V

Company Credits

5.1

“SERP Company Credits”

(a)

As of the last day of each Plan Year, the Plan Committee shall credit as a SERP Company Credit such amounts as the Plan Committee may deem appropriate to the account of an eligible SERP Participant, in accordance with the requirements of Section 5.1(b) below.

(b)

The amount of the SERP Company Credit shall be calculated by using a SERP Participant’s Eligible SERP Compensation, as defined in Section 2.12 as a base.  The Plan Committee shall credit a SERP Company Credit only to the SERP Account of a Participant who was a SERP Participant on the first day of the Plan Year and last day of the Plan Year to which the SERP Company Credit relates.

(c)

The Company, and any Subsidiary of which a Participant is employed at the end of the calendar year, shall reflect as a liability on its books and as reflected in a SERP Account, the SERP Company Credit within 31 days after the last day of each Plan Year.

5.2

“CDP Company Matching Credits” The Company shall credit, each calendar month, an amount for each CDP Participant employed by the Company or a Subsidiary determined as follows:

(a)

Determine the maximum amount subject to a match under the CDP for such calendar month, which is the lesser of (i) five percent (5%) of the CDP Participant’s Base Pay; or (ii) the CDP Participant’s Optional Deferrals under Section 4.1(a) of this Plan for such month;

(b)

Apply to the amount determined under (a) immediately above the employer matching contribution percentage which applies for such month under the Dollar General Corporation 401(k) Savings and Retirement Plan; and

(c)

Subtract from the amount determined under (b) immediately above the employer matching contribution actually allocated to the CDP Participant for such month under the Dollar General Corporation 401(k) Savings and Retirement Plan, regardless of whether such match is forfeited or distributed under Code Section 401(m).

Any CDP Matching Credit shall be credited to the CDP Participant’s CDP Company Match Account each calendar month.

5.3

“Special Rule for a CDP Participant who has not yet met eligibility requirements to receive a matching contribution in the Dollar General Corporation 401(k) Savings and Retirement Plan” Notwithstanding Section 5.2 above, if for a given calendar month a CDP Participant has not yet met the eligibility requirements to receive a matching contribution in the Dollar General 401(k) Savings and Retirement Plan, such CDP Participant shall nevertheless be credited with a CDP Company Matching Credit under this Plan for such month.  In such event, the amount subtracted under Section 5.2(c) above shall be zero.

5.4

“CDP Company Discretionary Credits” The Company may, in its sole discretion and from time to time, credit an amount equal to two percent (2%) of each CDP Participant’s Base Pay, if any, that exceeds the compensation limit established under Code Section 401(a)(17).  Any CDP Company Discretionary Credit shall be credited to a CDP Participant’s Discretionary Credit Account.

ARTICLE VI

Vesting

6.1

“SERP Vesting” SERP Company Credits credited pursuant to the provisions of Article V, along with any earnings thereon, shall be fully vested at the earlier of the SERP Participant’s attainment of age 50 or the SERP Participant’s being credited with ten (10) or more Years of Service.  However, until full vesting occurs, a SERP Participant will not have a vested interest in any percentage of his SERP Account.  The Plan Committee shall have the discretion to accelerate the vesting of SERP Company Credits on an individual by individual basis for any reason at any time and from time to time.

6.2

“CDP Vesting” Amounts credited to a CDP Participant’s Company Match Account, Discretionary Credit Account, and Optional Deferral Account, along with any earnings thereon, shall be fully vested at all times.

6.3

“Full Vesting Under SERP on Death, Disability or Change In Control” Notwithstanding Section 6.1 hereof, a SERP Participant shall be fully vested in his SERP Account if he terminates employment with the Company because of a Total and Permanent Disability, dies while employed by the Company or a Subsidiary, or is a SERP Participant at the time of a Change in Control.

ARTICLE VII

Investments

7.1

“In General” The Accounts of each Participant shall be credited as of the last day of each calendar month with the deemed investment gains and losses based upon the Account value as of the first day of the calendar month, or on a more frequent basis as determined by the Plan Committee.  A Participant may request how his Accounts are deemed to be invested by completing an Investment Request.  Such Investment Request shall be made in writing in accordance with procedures established by the Plan Committee.  Any Investment Request made in accordance with this Section 7.1 shall continue unless the Participant changes the Investment Request under this Plan in accordance with procedures established by the Plan Committee.  Changes in investment elections under the Dollar General Corporation 401(k) Savings and Retirement Plan shall have no effect on the deemed investment elections that are permissible under this Section 7.1.  Deemed elections made under this Plan and pursuant to an Investment Request shall be applicable only with respect to this Plan and Investment Requests and changes thereto requested by the Participant shall be effective prospectively only.  The Plan Committee shall be authorized to permit more frequent changes in investment options to be effective on such dates as it shall specify.  The Plan Committee shall consider an Investment Request, but is not obligated to follow such request.

7.2

“Gains Invested in Same Option” Dividends, interest and other distributions credited with respect to any deemed investment election shall be deemed to be invested in the same investment option.

7.3

“Participant Reports on Account Values” At the end of each Plan Year (or on a more frequent basis as determined by the Plan Committee), a report shall be issued to each Participant who has an Account stating the value of such Account.

ARTICLE VIII

Distribution of Accounts

8.1

“Distribution on or After Retirement Eligibility” For benefits payable from the Plan on or after the Participant’s termination of employment after having attained Retirement Eligibility, the Participant shall be entitled to receive the balance of his Plan Accounts in cash in one of the following forms:

(a)

a lump sum distribution;

(b)

monthly installments payable over a five (5), ten (10) or fifteen (15) year period; or

(c)

a combination of an initial lump sum distribution of a specified dollar amount and the remainder in monthly installments payable over a five (5), ten (10) or fifteen (15) year period.

The form of distribution shall be the one specified by the Participant on the most recent validly executed form provided by the Committee for such purpose.  Notwithstanding the other provisions of this Plan to the contrary, the Plan shall distribute in a lump sum cash distribution any benefits payable to a Participant from the SERP portion of the Plan if the value of the Participant’s SERP Account as of the valuation date coincident with or next following his termination or retirement is $25,000 or less and the Plan shall distribute in a lump sum cash distribution any benefits payable to a Participant from the CDP portion of the Plan if the value of the Participant’s CDP Account as of the valuation date coincident with or next following his termination or retirement is $25,000 or less.  If a Participant fails to specify a form of payment (or if there is no validly executed form of payment elected by the Participant), his Accounts shall be distributed in a lump sum cash distribution.  If a Participant terminates employment prior to attaining Retirement Eligibility, distribution of his Accounts shall be governed by Section 8.5 hereof.  The transfer of a Participant between the Company and a Subsidiary shall not be treated as a termination of employment with the Company for purposes of this Plan.  Solely for purposes of this Section 8.1, any benefit payments from the CDP or SERP Accounts shall be paid or commence to be paid no later than sixty (60) days after the last day of the Plan Year in which the Participant terminates employment after having attained Retirement Eligibility.

8.2

“Distribution on Participant’s Death” Upon the death of a Participant or a former Participant prior to the complete distribution of his Accounts, the balance of his Accounts shall be paid in a lump sum distribution to his Beneficiary within sixty (60) days following the close of the calendar quarter in which the Plan Committee is provided evidence of the Participant’s death (or as soon as reasonably practicable thereafter).  In the event a beneficiary designation is not on file with the Plan Committee or the Beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant or former Participant.  In the event of the death of a Participant subsequent to the commencement of installment payments, but prior to the completion of such payments, the installment payments shall continue and shall be paid to the Beneficiary as if the Participant had not died; provided, however, that if the Beneficiary is a trust or estate, the remaining benefits shall be paid in a lump sum distribution.

8.3

“Change of Beneficiary Permitted” A Participant’s beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the Participant’s prior named Beneficiary.

8.4

“Distribution on Disability” Upon the Total and Permanent Disability of a Participant or former Participant, the Participant shall be entitled to receive the balance of his Accounts in cash in a form permitted under Section 8.1, as selected by the Participant on a form provided by the Plan Committee for such purpose.  Payments made pursuant to this Section 8.4 shall commence within sixty (60) days following the close of the calendar quarter in which the Plan Committee receives notification of the determination of disability by the Social Security Administration (or as soon as reasonably practicable thereafter).

8.5

“Distribution Upon Termination Prior to Retirement Eligibility” If a Participant terminates employment prior to attaining Retirement Eligibility, then the Participant’s vested Accounts will be paid in a lump sum distribution, or, at the discretion of the Plan Committee, as directed in the most recent validly executed distribution election form. Any SERP amounts credited to the Participant’s Accounts which are not otherwise vested shall be forfeited immediately upon such termination of employment. Any benefit payments under this Section 8.5 shall be paid no later than sixty (60) days after the last day of the Plan Year in which the Participant terminates employment.

8.6

“Correction of Erroneous Credits or Payments” The Company intends only to credit amounts to a Participant’s Accounts and distribute benefits to which Participants are entitled under the Plan.  If the Plan Committee discovers that an amount was or was not appropriately credited to a Participant’s Account(s), the Plan Committee shall take any steps necessary to adjust the Participant’s Account(s) to correct the error, including an adjustment for earnings, if applicable.  If the Plan Committee determines that a Participant is entitled to a benefit that is greater than the benefit that has been or is being distributed to the Participant, then the Plan Committee shall adjust future benefit payments, or make a lump sum distribution, if appropriate, of any additional benefit.  If the Plan distributes a benefit to a Participant and the Plan Committee determines that the Participant was not entitled to receive such benefit, then the Plan Committee shall take reasonable steps to recover the total amount of the additional benefit from the individual to whom the amounts were distributed.  The Plan Committee may, in its sole discretion, reduce subsequent payments from the Plan to a Participant, if any, until such time as the full amount of the additional payment has been returned to the Company.  At its discretion, the Plan Committee may also require that the Participant return the additional payment immediately or over a period of time.  If the Plan Committee elects to reduce a Participant’s subsequent benefit payment(s), the Plan Committee shall provide the Participant with notice of such reduction and the reasons therefor.

ARTICLE IX

Nature of Employer Obligation and Participant Interest

9.1

“In General” A Participant, his Beneficiary, and any other person or persons having or claiming a right to payments under the Plan shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Plan shall be construed to give a Participant, Beneficiary, or any other person or persons any right, title, interest, or claim in or to any specified assets, fund, reserve, account, or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future; but a Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

9.2

“Benefits Payable from General Assets of Company” All amounts paid under the Plan shall be paid in cash from the general assets of the Company.  Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow accounting.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or fiduciary relationship of any kind between the Company and an Employee, Beneficiary of an Employee or any other person.  Neither the Employee, Beneficiary of an Employee, nor any other person shall acquire any interest greater than that of an unsecured creditor.

9.3

“Other Benefit Programs” Any benefits payable under the Plan shall be independent of and in addition to any other benefits or compensation of any sort payable to or on behalf of the Participant under or pursuant to any other employee benefit program sponsored by the Company for its employees generally.

ARTICLE X

Administration of the Plan

10.1

“In General” The Plan Committee shall be responsible for the general administration of the Plan.  The members of the Plan Committee, if not the Compensation Committee, shall be appointed by and may be removed by the Compensation Committee, in each case by written notice delivered to the Plan Committee member.  The Plan Committee may select a chairman and may select a secretary (who may, but need not, be a member of the Plan Committee) to keep its records or to assist it in the discharge of its duties.  A majority of the members of the Plan Committee shall constitute a quorum for the transaction of business at any meeting.  Any determination or action of the Plan Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of members.  Meetings may be held electronically.

10.2

“No Special Compensation for Committee” No member of the Plan Committee shall receive any compensation from the Plan for his service.

10.3

“Powers of the Committee” The Plan Committee shall administer the Plan in accordance with its terms and shall have all powers necessary or appropriate to carry out the provisions of the Plan.  It shall be the sole interpreter of the Plan provisions and shall determine all questions arising in the administration, interpretation and application of the Plan.  The Plan Committee shall determine an Employee’s eligibility for participation in the CDP and SERP, a Participant’s right to benefits from the Plan, the amount of any benefit due and the manner in which any benefit is to be paid by the Plan.  It will construe the Plan, supply any omissions, reconcile any differences and determine all factual issues that relate to the Plan.  Any such determination by the Plan Committee shall be conclusive and binding on all persons.  It may adopt any procedure or administrative regulation as it deems necessary or desirable for the conduct of its affairs and appropriate administration of the Plan.  The Plan Committee may appoint and retain service providers, including accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

10.4

“Expenses of Committee Reimbursed” The Plan Committee shall be reimbursed by the Company for all reasonable expenses incurred by it in the fulfillment of its duties.  Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

10.5

“Appointment of Agents” The Plan Committee is responsible for the daily administration of the Plan.  It may appoint other persons or entities to perform any of its fiduciary or other functions as required by the terms of the Plan.  The Plan Committee and any such appointee may employ advisors and other persons necessary or desirable to help it carry out its duties, including their respective fiduciary duties; provided, however, that any trustee appointed in connection with the Plan shall be appointed by and may be removed by the Compensation Committee rather than the Plan Committee.  The Plan Committee shall from time to time review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position at any time, with or without notice.  Any person, group of persons or entity may serve in more than one fiduciary capacity.

10.6

“Plan Accounting” The Plan Committee shall maintain accurate and detailed records of Participants and Accounts established under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan.  Such Accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.

10.7

“Plan to Comply with Law” The Plan Committee shall take all steps necessary to ensure that the Plan complies with applicable laws at all times.  These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants’ records; withholding of applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from the Company; and doing such other acts necessary for the administration of the Plan.  The Plan Committee shall keep a record of all of its proceedings and acts and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan.  The Plan Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

10.8

“Claims and Appeals Procedures; Consistent Application of Procedures Required” Upon application for benefits made by a Participant or Beneficiary, the Plan Committee shall determine, no later than ninety (90) days after receipt of the claim, whether or not the benefits applied for shall be denied either in whole or in part and so notify the applicant in writing.  If benefits applied for are denied either in whole or in part, the following provisions shall govern:

(a)

Notice of Denial.  The Plan Committee, upon its denial of a claim for benefits under the Plan, shall provide the applicant with the aforesaid written notice of such denial setting forth:

(i)

the specific reason for the denial;

(ii)

specific reference to pertinent Plan provisions upon which the denial is based;

(iii)

a description of any additional material or information necessary for the claimant to perfect the claim; and

(iv)

an explanation of the claimant’s right with respect to the claims review procedure as provided in subsection (b) of this Section.

(b)

Claims Review.  Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right in the period which expires sixty (60) days after receipt by the claimant of the aforesaid written notice of denial to:

(i)

request a review of the denial of benefits by written notice delivered to the Plan Committee;

(ii)

review pertinent documents; and

(iii)

submit issues and comments in writing.

(c)

Decision on Review.  The Plan Committee, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), shall conduct a review of its decision, and provide the claimant with written notice of the decision reached by the Plan Committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision on review is based.  Such notice shall be delivered to the claimant not later than 60 days following the receipt of the claimant’s request, or, in the event that the Plan Committee shall determine that a hearing is needed, no later than 120 days following the receipt of such request.

The Plan Committee shall establish and consistently apply procedures hereunder.

10.9

“Modification of Eligibility Rules” Notwithstanding anything to the contrary in the Plan, the Compensation Committee shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to ensure that the Plans are maintained primarily for the purpose of providing additional benefits to a select group of management or highly compensated employees under ERISA.

ARTICLE XI

Miscellaneous Provisions

11.1

“No Assignment” Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey, or hypothecate or pledge, the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable except by will or the laws of descent and distribution.  Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

11.2

“All Benefits Before Payment Subject to Company’s Creditors” The assets from which Participants’ benefits shall be paid shall at all times be subject to the claims of the creditors of the Company before payment to a Participant and a Participant shall have no right, claim or interest in any assets as to which such Participant’s account is deemed to be invested or credited under the Plan.

11.3

“Plan Amendment or Termination” The Plan may be amended, modified, or terminated by the Board of Directors or the Compensation Committee in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall reduce the value of benefits credited under the Plan prior to such amendment, modification or termination, provided such benefits remain non-forfeitable as determined by the terms of the Plan immediately prior to such amendment, modification or termination and such benefits are subject to the claims of the Company’s creditors as described in Article IX hereof.

11.4

“Benefits Under This Plan Are Additional to Other Benefits or Pay” It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by the Company.

11.5

“Company to Withhold Taxes” The Company shall deduct from each payment under the Plan the amount of any tax (whether federal, state or local income taxes, Social Security taxes or Medicare taxes) required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.

11.6

“Distributions Not Compensation for Purposes of Any Other Plan” Distributions from this Plan shall not be considered wages, salaries or compensation under any other employee benefit plan sponsored or maintained by the Company or a Subsidiary.

11.7

“No Promise of Employment” No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship between the Participant and the Company.

11.8

“Applicable Law” To the extent state law is not preempted by ERISA, this Plan, and all its rights under it, shall be governed and construed in accordance with the laws of the State of Tennessee.

11.9

“Binding Affects on Assigns and Successors” This Plan shall be binding upon the Company, its assigns, and any successor which shall succeed to substantially all of its assets and business through sale of assets, merger, consolidation or acquisition.

11.10

“Titles Do Not Prevail” The titles to the Sections of this Plan are included only for ease of use and are not terms of the Plan and shall not prevail over the actual provisions of the Plan.

11.11

“Electronic Administration” Notwithstanding anything to the contrary in the Plan, the Plan Committee may announce from time to time that Participant enrollments, Participant elections, and the any other aspect of plan administration may be made by telephonic or other electronic means rather than in paper form.

IN WITNESS WHEREOF, the Plan has been executed on the  10th day of January, but effective as of January 1, 2003.

DOLLAR GENERAL CORPORATION By: /s/ Jeff Rice_______________________ Jeff Rice Its: Vice President, Human Resources_____

ATTEST: Lynda Anderson_____________________